UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.                     )
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☑	Definitive proxy statement.

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☐	Soliciting material pursuant to §240.14a-12
CONTANGO OIL & GAS COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS NOVEMBER 12, 2008
ANNUAL MEETING OF STOCKHOLDERS NOVEMBER 12, 2008
QUESTIONS AND ANSWERS
PROPOSAL 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
PROPOSAL 2 RATIFICATION OF THE SELECTION OF OUR AUDITORS
OTHER INFORMATION
EXECUTIVE COMPENSATION
BOARD OF DIRECTORS REPORT
EXECUTIVE COMPENSATION TABLES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
REPORT OF THE AUDIT COMMITTEE
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING OF STOCKHOLDERS IN 2009
ADVANCE NOTICE PROCEDURES FOR NEXT YEAR’S ANNUAL MEETING
OTHER PROPOSED ACTIONS
AVAILABILITY OF CERTAIN DOCUMENTS REFERRED TO HEREIN

CONTANGO OIL & GAS COMPANY
3700 Buffalo Speedway, Suite 960
Houston, Texas 77098
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 12, 2008
Dear Stockholder:
     You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Contango Oil & Gas Company, which will be held at 3700 Buffalo Speedway, Second Floor, Houston, Texas 77098, on Wednesday, November 12, 2008 at 9:00 a.m., Central Time.
At the Annual Meeting you will be asked to vote on the following matters:
(1)	To elect our board of directors to serve until the annual meeting of stockholders in 2009;

(2)	To ratify the appointment of Grant Thornton LLP as the independent auditors of the Company for the fiscal year ending June 30, 2009; and

(3)	To conduct any other business that is properly raised at the Annual Meeting.
     Stockholders who owned shares of Contango Oil & Gas Company’s common stock, par value $0.04 per share, at the close of business on October 10, 2008 are entitled to receive notice of and to attend and vote at the meeting.
     As a stockholder of Contango Oil & Gas Company, you have the right to vote on the proposals listed above. Please read the Proxy Statement carefully because it contains important information for you to consider when deciding how to vote. Your vote is important.
This year, you have three options in submitting your vote prior to the Annual Meeting date:
(1)	You may sign and return the enclosed proxy card in the accompanying envelope;

(2)	You may vote over the Internet at the address shown on your proxy card; or

(3)	You may vote by Telephone using the phone number shown on your proxy card.
     Whether or not you plan to attend the Annual Meeting in person, please date, sign and return the enclosed proxy card promptly or vote over the Telephone or Internet. A postage-paid return envelope is enclosed for your convenience. If you decide to attend the Annual Meeting, you can, if you wish, revoke your proxy and vote in person. If you have any questions, please contact us through our Website at www.contango.com, send us an e-mail at contango@contango.com or write us at 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098.
By order of the Board of Directors,
Kenneth R. Peak
Chairman, Chief Executive Officer,
Chief Financial Officer and Secretary
Houston, Texas
October 14, 2008

CONTANGO OIL & GAS COMPANY
3700 Buffalo Speedway, Suite 960
Houston, Texas 77098

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 12, 2008

To our Stockholders:
     The board of directors (the “Board”) of Contango Oil & Gas Company, a Delaware corporation (the “Company” or “Contango”), is furnishing you with this Proxy Statement in connection with its solicitation of your proxy, in the form enclosed, for use at the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 3700 Buffalo Speedway, Second Floor, Houston, Texas 77098, on Wednesday, November 12, 2008 at 9:00 a.m., Central Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.
     We are distributing this Proxy Statement to you on or about October 20, 2008, together with the accompanying proxy card and the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2008.
     We cordially invite you to attend the Annual Meeting. Whether or not you plan to attend, please complete, date and sign the proxy card and return it promptly in the return envelope provided, or you may vote over the Telephone or Internet by following the instructions on the proxy card or other enclosed proxy material.
QUESTIONS AND ANSWERS

1.	Q:	Who is asking for my proxy?

	A:	Your proxy is being solicited by our Board for use at our Annual Meeting. Our directors, officers or employees may also solicit proxies on behalf of our Board, in person or by telephone, facsimile, mail or e-mail. If our directors, officers or employees solicit proxies, they will not be specially compensated. Contango will pay all costs and expenses of this proxy solicitation.

2.	Q.	What are stockholders being asked to vote on?

	A:	At our Annual Meeting, stockholders will be asked to vote:

▪ To elect our Board of Directors to serve until the annual meeting of stockholders in 2009;

▪ To ratify the appointment of Grant Thornton LLP as the independent auditors of the Company for the fiscal year ending June 30, 2009; and

▪ On any other matter that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

3.	Q.	Who is entitled to vote?

	A:	The record of stockholders entitled to vote at the Annual Meeting was taken at the close of business on October 10, 2008 (the “Record Date”). As of the Record Date, the Company had outstanding 16,749,292 shares of common stock, par value $0.04 per share (the “Common Stock”).

4.	Q:	How many shares may vote at the Annual Meeting?

	A:	Each record holder of Common Stock is entitled to one vote per share of Common Stock owned on the Record Date.

5.	Q:	How do I vote my shares?

	A:	A proxy card is included with the proxy materials being sent to you. The proxy card allows you to specify how you want your shares voted as to each proposal listed. The proxy card provides space for you to:

▪ Vote for, or withhold authority to vote for, each nominee for director; and

▪ Vote for or against, or abstain from voting on, the ratification of the appointment of Grant Thornton LLP as independent public accountants for the fiscal year ending June 30, 2009.

If the proxy card is properly signed and returned to us, shares covered by the proxy card will be voted in accordance with the directions you specify on the card. The person named as proxy on the proxy card is Kenneth R. Peak, the Company’s Chairman, Chief Executive Officer, Chief Financial Officer and Secretary. Any stockholder who wishes to name a different person as his or her proxy may do so by crossing out Mr. Peak’s name and inserting the name of another person to act as his or her proxy. In such a case, the stockholder would have to sign the proxy card and deliver it to the person named as his or her proxy, and that person would have to be present and vote at the Annual Meeting. Any proxy card so marked should not be mailed to the Company.

If you return a signed proxy card without having specified any choices, Mr. Peak, named as proxy, will vote the shares represented at the Annual Meeting and any adjournment thereof as follows:

▪ FOR the election of each nominee for director;

▪ FOR ratification of the appointment of Grant Thornton LLP as independent public accountants for the fiscal year ending June 30, 2009; and

▪ At the discretion of Mr. Peak, as proxy, on any other matter that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

6.	Q:	How does the Board recommend I vote?

	A:	The Board unanimously recommends that you vote “FOR” each of the matters to be voted on at the Annual Meeting.

Our executive officers and directors who own shares of Common Stock have advised us that they intend to vote their shares in favor of the proposals presented in this Proxy Statement. As of the Record Date, executive officers and directors collectively beneficially owned or had voting control over 3,938,227 shares of Common Stock, representing approximately 23% of the total shares entitled to vote. See “Security Ownership of Certain Beneficial Owners and Management”.

7.	Q:	What vote is required?

	A:	Proposal 1, the election of directors, will require an affirmative vote of a majority of the shares present in person or by proxy and voting at the Annual Meeting. Proposal 2, the ratification of the appointment of Grant Thornton LLP as independent public accountants, will require an affirmative vote of a majority of the shares present in person or by proxy and voting at the Annual Meeting.

8.	Q:	What is a “quorum”?

	A:	Presence at the Annual Meeting, in person or by proxy, of holders of a majority of the votes entitled to be cast by all record holders of the Company’s Common Stock will constitute a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

9.	Q:	What is the effect of an abstention or a broker non-vote?

	A:	Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. A broker non-vote occurs when a nominee holding shares of the Company’s Common Stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders as a vote against, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

10.	Q:	What does it mean if I receive more than one proxy card?

	A:	If your shares are registered differently or in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted.

11.	Q:	Can I revoke my proxy?

	A:	You may revoke your proxy at any time before it is exercised at the Annual Meeting by filing with or transmitting to our corporate secretary either a notice of revocation or a properly created proxy bearing a later date. You also may attend the Annual Meeting and revoke your proxy by voting your shares in person.

12.	Q:	How will the Company solicit proxies?

	A:	Proxies may be solicited in person, by telephone, facsimile, mail or e-mail by directors, officers and employees of the Company without additional compensation. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders.

13.	Q:	How can a stockholder communicate with the Company’s independent directors?

	A:	The Audit Committee is authorized to receive communications from stockholders. Mail should be addressed to the Independent Directors in care of the Chairman of the Audit Committee, Contango Oil & Gas Company, 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098. Mail will not be opened but will be forwarded to the Chairman of the Audit Committee or the named independent director. Mail addressed to the Board of Directors will be delivered to Kenneth R. Peak, Chairman, Chief Executive Officer, Chief Financial Officer and Secretary. Mr. Peak is not an independent director.
PROPOSAL 1
ELECTION OF DIRECTORS
     At the Annual Meeting, we will present the nominees named below and recommend that they be elected to serve as directors until the next annual stockholders meeting or until their successors are duly elected and qualified. Each nominee has consented to being named in this Proxy Statement and to serve if elected.
     Your proxy will be voted for the election of the five nominees named below unless you give instructions to the contrary. Your proxy cannot be voted for a greater number of persons than the number of nominees named.
Nominees
     Presented below is a description of certain biographical information, occupations and business experience for the past five years of each person nominated to become a director. Five directors are to be elected at the Annual Meeting. All nominees are current directors standing for reelection to the Board. If any nominee should become unavailable for election, your proxy may be voted for a substitute nominee selected by the Board, or the Board’s size may be reduced accordingly. The Board is unaware of any circumstances likely to render any nominee unavailable. Directors of the Company hold office until the next annual stockholders meeting, until successors are elected and qualified or until their earlier resignation or removal.
     The Company does not have a standing nominating committee or nominating committee charter. Instead, the Board has adopted, by Board resolution, a process of nominating directors wherein nominees must be selected, or recommended for the Board’s selection, by a majority of independent directors as defined in Section 803(A) of the American Stock Exchange listing standards. The Board believes that the independent members of the Board can satisfactorily carry out the responsibility of properly selecting or approving nominees for the Board without the formation of a standing nominating committee. Each Board member other than Kenneth R. Peak is an independent director. The Board will also consider nominees recommended by stockholders. The Company’s Bylaws contain provisions which address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at our Annual Meeting of Stockholders. The procedures include a requirement that notices regarding a person’s nomination be received in writing from the stockholder and by the Company’s Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. Moreover, the notice must include such nominee’s written consent to be named in the Company’s proxy statement and to serve if elected. Minimum qualifications include extensive entrepreneurial experience and a solid understanding of financial statements. Each nominee below has been recommended by the Board.

			Director
Name	Age	Position	Since
Kenneth R. Peak	63	Chairman, Chief Executive Officer, Chief Financial Officer and Secretary	1999
B.A. Berilgen	60	Director	2007
Jay D. Brehmer	43	Director	2000
Charles M. Reimer	64	Director	2005
Steven L. Schoonover	63	Director	2005
     Kenneth R. Peak. Mr. Peak has been Chairman, Chief Executive Officer, Chief Financial Officer and Secretary of Contango since its formation in September 1999. Mr. Peak entered the energy industry in 1972 as a commercial banker and held a variety of financial and executive positions in the oil and gas industry prior to founding Contango in 1999. Mr. Peak served as an officer in the U.S. Navy from 1968 to 1971. Mr. Peak received a BS in physics from Ohio University in 1967, and an MBA from Columbia University in 1972. He also serves as a director of Patterson-UTI Energy, Inc., a provider of onshore contract drilling services to exploration and production companies in North America.
     B.A. Berilgen. Mr. Berilgen was appointed a director of Contango in July 2007. Mr. Berilgen has served in a variety of senior positions during his 38 year career. Currently he is Chief Exectuive Officer of Patara Oil & Gas LLC, an independent oil and gas exploration and production company. Prior to that he was Chairman, Chief Executive Officer and President of Rosetta Resources Inc., a company he founded in 2005. Mr. Berilgen was also previously the Executive Vice President of Calpine Corp. and President of Calpine Natural Gas L.P. from October 1999 through June 2005. In June 1997, Mr. Berilgen joined Sheridan Energy, a public oil and gas company, as its President and Chief Executive Officer. Mr. Berilgen attended the University of Oklahoma, receiving a B.S. in Petroleum Engineering in 1970 and an M.S. in Industrial Engineering / Management Science.
     Jay D. Brehmer. Mr. Brehmer has been a director of Contango since October 2000. Mr. Brehmer is currently a founding partner of Southplace LLC, a provider of private-company middle-market corporate finance advisory services. Prior to that, he was Managing Director of Houston Capital Advisors LP, a boutique financial advisory, merger and acquisition investment bank. From November 2002 until August 2004, he advised various energy and energy-related companies on corporate finance and merger and acquisition activities through Southplace, LLC. From May 1998 until November 2002, Mr. Brehmer was responsible for structured-finance energy related transactions at Aquila Energy Capital Corporation. Prior to joining Aquila, Mr. Brehmer founded Capital Financial Services, which provided mid-cap companies with strategic merger and acquisition advice coupled with prudent financial capitalization structures. Mr. Brehmer holds a BBA from Drake University in Des Moines, Iowa.

     Charles M. Reimer. Mr. Reimer was elected as a director of Contango in 2005. Mr. Reimer is President of Freeport LNG Development, L.P, and has experience in exploration, production, liquefied natural gas (“LNG”) and business development ventures, both domestically and abroad. From 1986 until 1998, Mr. Reimer served as the senior executive responsible for the VICO joint venture that operated in Indonesia, and provided LNG technical support to P. T. Badak. Additionally, during these years he served, along with Pertamina executives, on the board of directors of the P.T. Badak LNG plant in Bontang, Indonesia. Mr. Reimer began his career with Exxon Company USA in 1967 and held various professional and management positions in Texas and Louisiana. Mr. Reimer was named President of Phoenix Resources Company in 1985 and relocated to Cairo, Egypt, to begin eight years of international assignments in both Egypt and Indonesia. Prior to joining Freeport LNG Development, L.P. in December 2002, Mr. Reimer was President and Chief Executive Officer of Cheniere Energy, Inc.
     Steven L. Schoonover. Mr. Schoonover was elected as a director of Contango in 2005. Mr. Schoonover was most recently the Chief Executive Officer of Cellxion, L.L.C., a company specializing in construction and installation of telecommunication buildings and towers, as well as the installation of high-tech telecommunication equipment. From 1990 until its sale in November 1997 to Telephone Data Systems, Inc., Mr. Schoonover served as President of Blue Ridge Cellular, Inc., a full-service cellular telephone company he co-founded. From 1983 to 1996, he served in various positions, including President and Chief Executive Officer, with Fibrebond Corporation, a construction firm involved in cellular telecommunications buildings, site development and tower construction. Mr. Schoonover has been awarded, on two occasions with two different companies, Entrepreneur of the Year, sponsored by Ernst & Young, Inc. Magazine and USA Today. Mr. Schoonover graduated from Ohio University in 1967 with a BFA in Communications for Organizations and received his Juris Doctor from Creighton University in 1972. He is currently a member of the Texas Bar.
     All directors and nominees for director of the Company are United States citizens. There are no family relationships between any of our directors or executive officers.
CORPORATE GOVERNANCE
     We believe that good corporate governance is important to assure that the Company is managed for the long term benefit of its stockholders. The Board and management are committed to good business practices, transparency in financial reporting and the highest level of corporate governance and ethics. During the past year, the Board has reviewed existing corporate governance policies and practices of other public companies. It has specifically reviewed the provisions of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission (“SEC”) and the listing standards and rules of the American Stock Exchange.
     The Board has reaffirmed existing policies and initiated actions adopting policies consistent with new rules and listing standards. In particular, we have:
▪	A majority of independent directors.

▪	An Audit Committee consisting solely of independent directors.

▪	Adopted a formal Audit Committee Charter in May 2000, a copy of which is available on the Company’s website at www.contango.com, which is reviewed annually by the Audit Committee.

▪	An Audit Committee empowered to engage independent auditors.

▪	Provided the Audit Committee with access to independent auditors, legal counsel and all management and employee levels.

▪	Established executive sessions for the Board of Directors consisting exclusively of independent directors.

▪	Adopted a Code of Ethics that satisfies the definition of “code of ethics” under the rules and regulations of the SEC, a copy of which is available on the Company’s website. The Code of Ethics applies to all of the Company’s employees, including its principal executive officer and principal financial officer, and controller.

▪	Adopted a formal whistleblower protection policy.

▪	Adopted a formal process for stockholders to communicate with the independent directors.

▪	Expanded disclosures regarding critical accounting policies.

▪	Determined chief executives officer’s compensation by the independent directors.

▪	No history of personal loans to officers and directors.

▪	Taken appropriate Board and management action to achieve timely compliance with Section 404 of the Sarbanes-Oxley Act of 2002 regarding controls and procedures over financial reporting.
Board Operations and Organization
     Mission Statement. The Company’s primary objective is to maximize stockholder value, while at all times observing the highest ethical standards. The Company will pursue this objective through participation in the energy industry.
     Corporate Authority & Responsibility. All corporate authority resides in the Board, as the representative of the stockholders. Authority is delegated to management by the Board in order to implement the Company’s mission. Such delegated authority includes the authorization of spending limits and the authority to hire employees and terminate their services. The independent members of the Board retain responsibility for selection, evaluation and the determination of compensation of the chief executive officer of the Company, oversight of the succession plan, approval of the annual budget, assurance of adequate systems, procedures and controls, and all matters of corporate governance. Each Board member other than Mr. Peak is independent. Additionally, the Board provides advice and counsel to senior management.
     Compensation of Directors. Directors who are not employees are compensated in the form of both a cash payment and Company equity. During the fiscal year ended June 30, 2008, each outside director received a quarterly retainer of $ 8,000 payable in cash, and an annual retainer of $36,000 payable in Common Stock of the Company valued as of the day immediately preceding the date of the annual stockholder meeting (subject to rounding up or down such that the number of shares issued to each Director is evenly divisible by two). One-half of the shares vested immediately, and one-half vest in one year. The Chairman of the Audit Committee received an additional quarterly retainer of $3,000 payable in cash. Each outside director also received a $1,000 cash payment for each Board meeting and separately scheduled Audit Committee meeting attended. Compensation of directors is determined exclusively by Mr. Peak, after comparing the compensation of directors at our peer group of companies.
     Director Compensation Table. The following table sets forth the compensation paid by the Company to non-employee directors for the fiscal year ended June 30, 2008:

					Change in
					Pension Value
					and Nonqualified
	Fees earned			Non-Equity	Deferred
	or paid	Stock	Option	Incentive Plan	Compensation	All Other
	in cash	Awards	Awards	Compensation	Earnigns	Compensation	Total
Name (1)	($) (2)	($) (3)	($) (4)	($)	($) (5)	($)	($)
B.A. Berilgen	$49,000	$36,015	$—	$—	$—	$—	$85,015
Jay D. Brehmer	$62,000	$36,015	$36,897	$—	$—	$—	$134,912
Charles M. Reimer	$49,000	$36,015	$21,278	$—	$—	$—	$106,293
Steven L. Schoonover	$50,000	$36,015	$21,278	$—	$—	$—	$107,293
Darrell W. Williams (6)	$42,000	$36,015	$26,258	$—	$—	$—	$104,273

(1)	Kenneth R. Peak, the Company’s Chairman and Chief Executive Officer, is not included in this table as he is an employee of the Company. The compensation he received as an employee of the Company is shown in the Summary Compensation Table.

(2)	Includes fees earned in fiscal year 2008 but paid in fiscal year 2009.

(3)	The amounts shown represent expense recognized in the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008 (“2008 Consolidated Financial Statements”) related to restricted stock awards in the current fiscal year (no restricted stock awards were granted in previous years), in accordance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123R”), for restricted stock awards granted to non-employee directors during fiscal year 2008, excluding any assumptions for future forfeitures. There were no actual forfeitures of non-employee director restricted stock awards in fiscal year 2008 and all other assumptions used to calculate the expense amounts shown above are set forth in Note 16 to the 2008 Consolidated Financial Statements. One-half of the shares granted vested immediately on the date of grant and one-half vest on the day immediately preceding the date of the following year’s annual meeting. Of the $36,015 in stock awards for each non-employee director, $18,005 was the grant date fair value of the 828 shares of restricted stock granted in fiscal year 2008 that vested in fiscal year year 2008, and $18,010 was the grant date fair value of the 2,104 shares of restricted stock granted in fiscal year 2007 that vested in fiscal year 2008.

(4)	The amounts shown represent expense recognized in the 2008 Consolidated Financial Statements that relate to option awards granted in prior fiscal years, in accordance with SFAS 123R, excluding any assumption for future forfeitures. No option awards were granted during fiscal year 2008. There were no actual forfeitures of non-employee director stock options in fiscal year 2008. The assumptions used to calculate the expense amounts shown for stock options granted in fiscal year 2008 are set forth in Note 16 to the 2008 Consolidated Financial Statements.

(5)	The Company has no deferred compensation plan.

(6)	Mr. Williams is not running for re-election to serve as a director for fiscal year 2009.
     Board Size. In general, smaller to mid-size boards are more cohesive, work better together and tend to be more effective monitors than larger boards. Our Bylaws currently provide for at least three and not more than seven directors.
     Annual Election of Directors. In order to create greater alignment between the Board’s and our stockholders’ interests and to promote greater accountability to the stockholders, directors are elected annually.
     Meetings. Our Board has meetings as necessary. During the fiscal year ended June 30, 2008, the Board held fourteen meetings. During the fiscal year ended June 30, 2008, the Board passed resolutions by unanimous written consent on seven occasions. Mr. Brehmer and Mr. Schoonover attended 100% of all Board and applicable committee meetings. Mr. Reimer attended 89% of all Board and applicable committee meetings and Mr. Berilgen attended 92% of all Board meetings. Mr. Williams, who was ill a portion of the year, attended approximately 71% of all Board meetings. We encourage our Board to attend our annual meeting of stockholders. During fiscal year 2007, the Company had six directors, five of which were present at the 2007 annual meeting.
     Committee Structure. It is the general policy of the Company that the Board as a whole will consider all major decisions. As a consequence, the Company does not have a compensation committee, and the committee structure of the Board is limited to the Audit Committee. The Board may form other committees as it determines appropriate.
     Audit Committee. The Audit Committee was established by the Board for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The Audit Committee recommends the appointment of independent public accountants to conduct audits of our financial statements, reviews with the accountants the plan and results of the auditing engagement, approves other professional services provided by the accountants and evaluates the independence of the accountants. The Audit Committee also reviews the scope and adequacy of our system of internal controls and procedures over financial reporting. Members of the Audit Committee are Messrs. Brehmer (Audit Committee Chairman), Reimer and Schoonover. Each member of the Audit Committee is independent, as independence for audit committee members is defined in the listing standards of the American Stock Exchange. The Audit Committee met formally four times during the fiscal year ended June 30, 2008. The Board has determined that Mr. Brehmer is an “audit committee financial expert” as defined by the rules of the SEC.
     More information about the Company’s corporate governance practices and procedures is available on the Company’s website at www.contango.com.
THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE
FIVE NOMINEES AS DIRECTORS OF CONTANGO, TO SERVE UNTIL
THE NEXT ANNUAL MEETING OF STOCKHOLDERS OR UNTIL
THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

PROPOSAL 2
RATIFICATION OF THE SELECTION OF OUR AUDITORS
     The Board has appointed Grant Thornton LLP, independent public accountants, for the examination of the accounts and audit of our financial statements for the fiscal year ending June 30, 2009. Grant Thornton LLP also served in such capacity for the fiscal year ended June 30, 2008. At the Annual Meeting, the Board will present a proposal to the stockholders to approve and ratify the engagement of Grant Thornton LLP. The Board expects that representatives of Grant Thornton LLP will be present and will have the opportunity to make a statement, if they desire, and to respond to appropriate questions. The Audit Committee will consider the failure to ratify its selection of Grant Thornton LLP as independent public accountants as a direction to select other auditors for the fiscal year ending June 30, 2009.
Fees
     Aggregate fees for professional services rendered to us by Grant Thornton LLP for the years ended June 30, 2008 and 2007 were:

	Year Ended June 30,
Category of Service	2008	2007
Audit Fees	$259,528	$242,025
Audit-Related Fees	148,617	—
Tax Fees	148,660	89,410
All Other	—	—

	$556,805	$331,435

     The Audit Fees for the years ended June 30,2008 and 2007 were for professional services rendered in connection with the audit of the Company’s consolidated financial statements, statutory and subsidiary audits, issuance of consents, assistance with and review of documents filed with the SEC, and the audits of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting.
     Audit-Related Fees for the year ended June 30, 2008 were for professional services rendered in connection with issuance of consents and assistance with and review of documents filed with the SEC related to the various asset sales the Company had during the year and the potential spin-out of a subsidiary.
     Tax Fees for the years ended June 30, 2008 and 2007 were for services related to tax compliance, including the preparation of tax returns and claims for refund; and tax planning and tax advice, including assistance with tax audits, tax advice related to property sales, and technical advice from tax authorities.
     Grant Thornton LLP did not provide to us any financial information systems design or implementation services during years ended June 30, 2008 and 2007.
Audit Committee Pre-Approval Policies and Procedures
     All of the 2008 audit and non-audit services provided by Grant Thornton LLP were pre-approved by the Audit Committee. The non-audit services which were pre-approved by the

Audit Committee were also reviewed to ensure compatibility with maintaining the accounting firm’s independence.
     The Audit Committee has established pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee selects and appoints outside auditors, considers the independence and effectiveness of the outside auditors, approves the fees and other compensation to be paid to the outside auditors and is responsible for oversight of the outside auditors and reviews any revisions to the estimates of audit and non-audit fees initially approved. The Audit Committee receives the written disclosures required by generally accepted auditing standards. The Audit Committee annually requires the outside auditors to provide the Audit Committee with a written statement delineating all relationships between the outside auditors and the Company. The Audit Committee actively engages in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors. The Audit Committee recommends that the Board of Directors take appropriate action in response to the outside auditors’ report to satisfy itself of the outside auditors’ independence. The scope of services and fees are required to be compatible with the maintenance of the accounting firm’s independence, including compliance with SEC rules and regulations.
     The Audit Committee, as permitted by its pre-approval policy, from time to time delegates the approval of certain permitted services or classes of services to a member of the Audit Committee. The Audit Committee then reviews the delegate’s pre-approval decisions on an annual basis.
     THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

OTHER INFORMATION
Executive Officers
     The following sets forth the names, ages and positions of our executive officers together with certain biographical information:

Name	Age	Position
Kenneth R. Peak	63	Chairman, Chief Executive Officer, Chief Financial Officer and Secretary

Lesia Bautina	37	Senior Vice President and Controller

Sergio Castro	39	Vice President and Treasurer

Marc Duncan	56	President and Chief Operating Officer of Contango Operators, Inc.
     Kenneth R. Peak. Mr. Peak has been Chairman, Chief Executive Officer, Chief Financial Officer and Secretary of Contango since its formation in September 1999. Mr. Peak entered the energy industry in 1972 as a commercial banker and held a variety of financial and executive positions in the oil and gas industry prior to founding Contango in 1999. Mr. Peak served as an officer in the U.S. Navy from 1968 to 1971. Mr. Peak received a BS in physics from Ohio University in 1967, and an MBA from Columbia University in 1972. He also serves as a director of Patterson-UTI Energy, Inc., a provider of onshore contract drilling services to exploration and production companies in North America.
     Lesia Bautina. Ms. Bautina joined Contango in November 2001 as Controller and was appointed Vice President and Controller in August 2002. In July 2005, Ms. Bautina was promoted to Senior Vice President. Prior to joining Contango, Ms. Bautina worked as an auditor for Arthur Andersen LLP from 1997 to 2001. Her primary experience is accounting and financial reporting for exploration and production companies. Ms. Bautina received a degree in History from the University of Lvov in the Ukraine in 1990 and a BBA in Accounting in 1996 from Sam Houston State University, where she graduated with honors. Ms. Bautina is a Certified Public Accountant and member of the Petroleum Accounting Society of Houston.
     Sergio Castro. Mr. Castro joined Contango in March 2006 as Treasurer and was appointed Vice President and Treasurer in April 2006. Prior to joining Contango, Mr. Castro spent two years as a consultant for UHY Advisors TX, LP. From 2001 to 2004, Mr. Castro was a lead credit analyst for Dynegy Inc. From 1997 to 2001, Mr. Castro worked as an auditor for Arthur Andersen LLP, where he specialized in energy companies. Mr. Castro was honorably discharged from the U.S. Navy in 1993 as an E-6, where he served onboard a nuclear powered submarine. Mr. Castro received a BBA in Accounting in 1997 from the University of Houston, graduating summa cum laude. Mr. Castro is a Certified Public Accountant and a Certified Fraud Examiner.
     Marc Duncan. Mr. Duncan joined Contango in June 2005 as President and Chief Operating Officer of Contango Operators, Inc. In July 2008, Mr. Duncan was elected President and Chief Operating Officer of Contango Resources Company. Mr. Duncan has over 25 years of experience in the energy industry and has held a variety of domestic and international engineering and senior-level operations management positions relating to natural gas and oil exploration, project development, and drilling and production operations. Prior to joining Contango, Mr.

Duncan served in a senior executive position with USENCO International, Inc. and related companies in China and Ukraine from 2000-2004 and as a senior project and drilling engineer for Hunt Oil Company from 2004-2005. He holds an MBA in Engineering Management from the University of Dallas, an MEd from the University of North Texas and a BS in Science and Education from Stephen F. Austin University.
     Our executive officers are elected annually by the Board and serve until their successors are duly elected and qualified or until their earlier resignation or removal. All executive officers of the Company are United States citizens. There are no family relationships between any of our directors or executive officers.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
     Philosophy. The Company’s compensation philosophy is to pay for performance. Accordingly, the Company’s executive compensation program is designed to attract and retain highly qualified executives and to motivate them to maximize stockholder return. It is intended to provide overall competitive compensation levels and incentive pay levels that vary based on the achievement of company-wide performance objectives and individual performance. In particular, the incentive compensation of Mr. Peak, the Company’s Chairman and Chief Executive Officer, is determined by the independent directors of the Board, and is based predominantly upon the achievement of corporate performance objectives, and the achievement of these objectives has a significant impact on the incentive compensation of each other senior executive officer. The compensation packages for the other executive officers are determined by Mr. Peak.
     In establishing the corporate performance objectives, the Company uses metrics that it believes investors use in determining whether to purchase the Company’s stock: value creation per share, earnings per share, growth of gas and oil reserves at economic finding and development costs, return on equity, and achievement of high standards in health and safety and environmental stewardship. As a result, compensation is driven by the achievement of the same or similar results the Company believes its investors are looking for. The Board has not set specific targets for these metrics.
     Corporate Performance Objectives. For the fiscal year ended June 30, 2008, the Company’s corporate performance objectives consisted of (i) being accident free in operated wells, (ii) earning an economic rate of return of 25% or greater, (iii) growing shareholder value from $40 per share to $50 per share or higher, (iv) implementation of strategic options and alternatives (v) passing Sarbanes-Oxley audit with no material weaknesses and five or fewer significant deficiencies, and (vi) starting up the Company’s EI 11H platform and associated pipeline. The Company believes these metrics are important to its stockholders, and that a focus on achieving them should eventually manifest itself in an increase in stockholder value. During fiscal year 2008, a year in which the Company met or exceeded all six corporate performance objectives, the Company’s stock price increased over 150%.
     Senior Executive Review Process. Mr. Peak conducts an annual review of the base salary, bonus and equity awards made to each executive officer. In each case, Mr. Peak takes into account the executive’s scope of responsibilities and experience and balances these against competitive compensation levels, including retention requirements and succession planning with respect to each executive.

     Mr. Peak works closely with each executive officer on a daily basis. Mr. Peak evaluates each executive with respect to contribution and performance, strengths, weaknesses, development plans and succession potential. Based upon this personal evaluation, Mr. Peak makes his own assessment and determines compensation for each executive officer. The independent members of the Board of Directors retain responsibility for selection, evaluation and the determination of compensation of the Chief Executive Officer. The independent directors have set Mr. Peak’s base salary at $150,000 per year. Mr. Peak is evaluated solely with respect to the Company’s performance as a whole.
     Components of Senior Executive Compensation. The primary elements of annual compensation for senior executives are base salary, cash bonuses (which fall within the SEC’s definition of “Non-Equity Incentive Plan Compensation” for the purposes of the Summary Compensation Table and otherwise) and equity awards. Each component is addressed in the context of individual and Company performance and competitive conditions. In determining competitive compensation levels, the Company analyzes data that includes information regarding the general natural gas and oil exploration and production industry. As described further below, senior executives also receive other forms of compensation, including various benefit plans made available to all of the Company’s employees, but these are not independently evaluated in connection with the annual determination of senior executive compensation. None of the executive officers have an agreement with the Company that govern aspects of their compensation, as described below under “Employment and Severance Agreements.”
     Aggregate compensation for each senior executive is designed to align the executive’s incentives with the long-term interests of the Company’s stockholders. The Company only has six employees and as a result, our executives are required to manage a number of different responsibilities and projects. It is therefore difficult to find companies where executives are asked to perform several different functions as they do at the Company. The Company uses cash bonuses to reward performance, and uses equity awards to create incentives for future performance. Contango does not look to assign a fixed weighting to any individual component of compensation, as it believes that aggregate compensation for each executive must be tailored to meet the competitive characteristics applicable to the executive’s personal and professional circumstances, as well as the performance of the Company. Mr. Peak has the discretion to modify the individual components of compensation for each senior executive, and the Board of Directors has the discretion to modify the individual components of compensation for Mr. Peak.
     Mr. Peak’s base salary has been $150,000 since the Company’s inception in 1999. This is significantly less than market value for the Chairman, President, Chief Executive Officer and Chief Financial Officer positions in public oil and gas companies the size of Contango. Mr. Peak prefers a below median salary level with the opportunity to earn larger bonuses and equity awards. This results in Mr. Peak assuming greater risk, because as discussed below, bonuses and equity awards are linked to Company performance. Should the Company not perform well in a given year, Mr. Peak’s bonus and equity awards would reflect such lower level of performance. In 2003, for example, Mr. Peak did not receive a bonus.
     Base Salary. Base salaries are a fundamental component of the Company’s compensation system and competitive salary levels are necessary to attract and retain well qualified executives. Mr. Peak determines base salaries for executive officers by evaluating the responsibilities of the position, the experience of the individual, the performance of the individual, and the competitive marketplace for similar management talent. Mr. Peak’s salary review process includes a comparison of base salaries for comparable positions at companies of similar type, size and financial performance.

     Mr. Peak may make base salary adjustments on a periodic basis to maintain the desired levels of base salaries for the Company’s executives. Mr. Peak determines annual salary adjustments by evaluating the competitive marketplace and the performance of Contango and the executive officers, as well as any increased responsibilities assumed by the executive officers. Although Mr. Peak does not give specific weight to any particular factor, the most weight is given to the executive’s performance (in determining whether to adjust above or below the current salary level), and a significant but lesser weight is given to the comparative data. Salary adjustments generally are determined and implemented on a 12-month cycle, but Mr. Peak may undertake more frequent adjustments as he deems appropriate. Additionally, the Board of Directors may adjustment Mr. Peak’s base salary for the same reasons.
     Effective July 1, 2007, Mr. Peak increased the base salaries of Mr. Duncan, Ms. Bautina and Mr. Castro. The fiscal year 2008 average base salaries of those executive officers increased over the previous year’s levels as a result of a combination of factors, including individual performance, excellent performance by the Company, increased responsibilities, and the increased competition for experienced people holding similar positions in the industry.
     Bonuses. All executives, including Mr. Peak, are eligible to receive a cash incentive bonus tied directly to the Company’s achievement of financial, operational, and strategic objectives and the executive’s personal achievements. In fiscal year 2008, all executives received a cash incentive bonus. Bonuses, like annual salary, are determined by Mr. Peak on an annual basis. There is no target bonus potential established at the beginning of each fiscal year. Mr. Peak bases executive bonuses on management’s achievement during the fiscal year, and on corporate objectives common in the oil and gas industry including (i) value creation per share, (ii) increases in cash flow and earnings, (iii) growth in reserves per share and production per share while maintaining an acceptable ratio of debt to capitalization and (iv) control of costs throughout the Company. Mr. Peak believes that bonuses should be greater than market, when salaries are below industry median pay levels.
     Based on the Company’s performance, the independent directors awarded Mr. Peak a $7.5 million cash bonus for the fiscal year ended June 30, 2008. The award was made in recognition of the performance of the Company during the 2008 fiscal year from an operating, liquidity and balance sheet perspective. The independent members of the Board cited as their basis for compensation, the sale of the eastern and western Arkansas Fayetteville Shale leases in separate transactions to Petrohawk and XTO, the sale of the Company’s ten percent limited partnership interest in the Freeport LNG facility, the successful completion of two “Like Kind Exchange” transactions under Section 1031 of the Internal Revenue Code for additional interests in the Dutch and Mary Rose discoveries, the 335% increase in gas and oil reserves held by the Company during the period, the 150% increase in the price of the Company’s common stock during the period, accident-free operations for the operated wells of the Company, and the successful completion of the pipeline and platform infrastructure for the Dutch and Mary Rose discoveries, all of which contributed to the increase in the stock price of the Company during the fiscal year ended June 30, 2008.
     Equity Awards. Contango’s equity compensation program for senior executive employees includes two forms of long-term incentives: restricted stock and stock options. Award size and frequency is based on each executive’s demonstrated level of performance and Company performance over time. Mr. Peak annually reviews award levels to ensure their competitiveness. In making individual awards, Mr. Peak considers industry practices, the recent performance of each executive, the value of the executive’s previous awards and the Company’s views on executive retention and succession.

     Historically, stock option awards were the Company’s primary form of equity incentives. Contango selected this form because it tied future performance of the Company to the ultimate value received by the employee. Beginning in 2006, however, as the Company’s stock price continued to grow, the Company began including restricted stock to its equity incentive compensation, since fewer shares of stock are required to achieve the same level of employee compensation and thus less overall dilution in the number of shares of Common Stock outstanding. During the fiscal year ended June 30, 2008, no equity awards were granted to the Company’s executive officers.
     Equity Award Mechanics. Equity awards are granted pursuant to the Company’s 1999 Stock Incentive Plans. For Mr. Peak, awards are made by the Board of Directors, at the recommendation of Mr. Peak, at a regularly scheduled meeting or by unanimous written consent. For executive officers, awards are made by Mr. Peak. Awards typically fall into two categories: annual awards and new hire and promotion awards. New hire and promotion awards are made on the date of hire or promotion, and annual awards are made in June. From time to time the Board of Directors or Mr. Peak may make grants at other times in connection with employee retention or otherwise.
     All stock option awards have a per share exercise price equal to the closing price of our Common Stock on the grant date. Stock option awards and restricted stock awards vest upon the passage of time. Neither Mr. Peak nor the Board of Directors has granted, nor do they intend in the future to grant, equity awards in anticipation of the release of material nonpublic information. Similarly, the Company has not timed, nor does it intend in the future to time, the release of material nonpublic information based upon equity award grant dates.
     Deferred Compensation and Retirement Plans. The Company does not have a deferred compensation program, pension benefits, a retirement plan, or any sort of post retirement healthcare plan. Additionally, the Company does not have any potential post-employment payments resulting from termination or a change in control of the Company.
     Perquisites and Other Benefits. The Company annually reviews the perquisites that senior executives receive. In general, such perquisites are limited. Other than as described in the Summary Compensation Table below, the Company’s senior executives receive no benefits that are not otherwise available to all of its employees.
     Regulatory Considerations. It is the Company’s policy to make reasonable efforts to cause executive compensation to be eligible for deductibility under Section 162(m) of the Code. Under Section 162(m), the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four other most highly compensated executive officers may be limited to the extent that such compensation exceeds $1 million in any one year. Under Section 162(m), the Company may deduct compensation in excess of $1 million if it qualifies as “performance-based compensation”, as defined in Section 162(m). For fiscal year 2008, compensation paid to certain of the Company’s executive officers exceeded $1 million and therefore limited the deductibility by the Company of a portion of such compensation.
     Employment and Severance Agreements. We have no employment or severance agreement with any executive officer.

BOARD OF DIRECTORS REPORT
     The Board has reviewed and discussed the Compensation Discussion and Analysis set forth above with management. Based on such review and discussion with management, the Board has recommended that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2008.
Board of Directors
B.A. Berilgen
Jay D. Brehmer
Charles M. Reimer
Steven L. Schoonover
Darrell W. Williams
EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
     The following table sets forth certain information concerning compensation of the principal executive officer (“PEO”), the principal financial officer (“PFO”), and the three most highly compensated executive officers (other than the PEO and PFO) who earned at least $100,000 for the fiscal years ended June 30, 2008 and 2007 (collectively, the “Named Executive Officers”).

			Restricted		Non-Equity
	Fiscal		Stock	Option	Incentive Plan	All Other
Name and Principal Position(s)	Year	Salary ($)	Awards ($)	Awards ($)(1)	Compensation ($)(2)	Compensation ($)(3)	Total ($)
Kenneth R. Peak	2008	$150,000	$—	$967,624	$7,500,000	$19,548	$8,637,172
Chairman, Chief Executive Officer,	2007	$150,000	$—	$860,954	$800,000	$19,012	$1,829,966
Chief Financial Officer and Secretary

Lesia Bautina	2008	$250,000	$47,495	$80,337	$1,000,000	$—	$1,377,832
Senior Vice President and Controller	2007	$150,000	$47,495	$107,128	$300,000	$—	$604,623

Sergio Castro	2008	$200,000	$7,125	$40,167	$500,000	$—	$747,292
Vice President and Treasurer	2007	$125,000	$7,125	$40,167	$125,000	$—	$297,292

Marc Duncan	2008	$250,000	$23,755	$23,374	$1,000,000	$—	$1,297,129
President and Chief Operating Officer,	2007	$225,000	$23,741	$78,765	$350,000	$—	$677,506
Contango Operators, Inc. and
Contango Resources Company

(1)	These amounts do not reflect compensation actually received by the Named Executive Officer. The amounts shown represent expense recognized in the 2008 and 2007 Consolidated Financial Statements that relate to option awards granted in prior fiscal years, in accordance with SFAS 123R, excluding any assumption for future forfeitures. There were no actual forfeitures of stock options by any Named Executive Officers in fiscal years 2008 and 2007. The assumptions used to calculate the expense amounts shown for stock options granted in fiscal years 2008 and 2007 are set forth in Note 16 to the 2008 and 2007 Consolidated Financial Statements, respectively.

(2)	These amounts reflect the annual performance-based cash incentive compensation awards earned for services rendered in fiscal years 2008 and 2007. The amounts were paid pursuant to the senior executive bonus program described in “Compensation Discussion and Analysis — Bonuses.”

(3)	This amount represents monthly golf club membership dues paid for by the Company. None of the remaining Named Executive Officers received perquisites with an incremental cost to the Company in excess of $10,000 in fiscal years 2008 and 2007.
     The Summary Compensation Table should be read in conjunction with the preceding “Compensation Discussion and Analysis,” which provides detailed information regarding our compensation philosophy and objectives. For the Named Executive Officers, the amount of salary relative to total compensation averaged approximately 7.0% for the fiscal year ended June 30, 2008 and 19% for the fiscal year ended June 30, 2007.
Grants of Plan Based Awards Table
     There were no grants of awards made to Named Executive Officers during the fiscal year ended June 30, 2008.

Outstanding Equity Awards at Fiscal Year-End Table
     The following table sets forth certain information concerning outstanding equity awards for each Named Executive Officer as of June 30, 2008:

	Option Awards					Stock Awards
	Number of	Number of					Market
	Securities	Securities				Number of	Value of
	Underlying	Underlying				Shares or	Shares or
	Unexercised	Unexercised	Option	Option		Units of	Units of
	Options (#)	Options (#)	Exercise	Expiration		Stock that have	Stock that have
Name	Excerciseable	Unexcerciseable	Price ($)	Date		not vested (#)	not vested ($)
Kenneth R. Peak	200,000	—	$6.82	05/27/09	(1)
	187,500	62,500	$10.23	06/20/10	(2)
	133,333	66,667	$21.00	02/07/12	(3)	—	—

Lesia Bautina	35,000	—	$3.00	07/12/12	(4)
	15,000	—	$6.20	05/27/09	(1)
	63,750	21,250	$9.30	06/20/10	(2)	3,334	$309,795 (5)

Sergio Castro	8,333	8,334	$11.55	03/02/11	(6)	500	$46,460 (5)

Marc Duncan	18,750	6,250	$9.30	06/20/10	(2)	1,667	$154,898 (5)

(1)	These options were granted on May 27, 2004 and vest at a rate of one-third on the date of grant, and one-third on the next two annual anniversaries of the grant date. On September 4, 2008, Mr. Peak exercised 200,000 of these options.

(2)	These options were granted on June 20, 2005 and vest at a rate of one-fourth per year, beginning on June 20, 2006.

(3)	These options were granted on February 7, 2007 and vest at a rate of one-third on the date of grant, and one-third on the next two annual anniversaries of the grant date.

(4)	These options were granted on July 12, 2002 and vest at a rate of one-fifth on the date of grant, and one-fifth on the next four annual anniversaries of the grant date.

(5)	Represents restricted stock granted on July 5, 2006. The restricted stock vest in three equal parts starting on the date of grant, and were fully vested on July 5, 2008. The values contained in this column were calculated by multiplying the number of shares by $92.92, which was the closing price of the Company’s common stock reported on the American Stock Exchange on the last trading day of the fiscal year ended June 30, 2008.

(6)	These options were granted on March 2, 2006 and vest at a rate of one-third per year, beginning on March 2, 2007.

Option Exercises, Sales and Stock Vested Table
     The following table sets forth certain information concerning all exercises and sales of stock options and vesting of restricted stock for each Named Executive Officer during the fiscal year ended June 30, 2008:

	Option Awards				Stock Awards
	Number of				Number of
	Shares	Value	Number of	Value	Shares	Value
	Acquired on	Realized on	Options	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($) (1)	Sold (#)	Sale ($) (2)	Vesting (#)	Vesting ($) (3)
Kenneth R. Peak	50,000	$1,261,500	—	—	—	—

Lesia Bautina	—	—	50,000	$3,117,000	3,333	$123,888

Sergio Castro	—	—	8,333	$456,982	500	$18,585

Marc Duncan	—	—	25,000	$1,466,000	1,667	$61,962

(1)	The value realized equals the difference between the option exercise price and the sale price of Common Stock at the time of exercise, multiplied by the number of shares for which the option was exercised.

(2)	The value realized equals the difference between the option exercise price and the sale price of Common Stock at the time of the sale, multiplied by the number of options sold. These options were purchased by the Company in February 2008.

(3)	The value realized equals the closing price of Common Stock on the vesting date, multiplied by the number of shares that vested.
Equity Compensation Plans and Other Compensation Arrangements
     The following table provides information as of June 30, 2008 about our Common Stock that may be issued upon the exercise of stock options and warrants. The plan listed below expires in August 2009. The Company intends to present a new plan to stockholders at the 2009 Annual Meeting, to be voted on at that time.

	Number of		Number of
	securities to be	Weighted-average	securities reserved
	issued upon	exercise price	for future issuance
	exercise of	of outstanding	under equity
	outstanding options,	options, warrants	compensation
Plan Category	warrants and rights	and rights	plans
Plan approved by stockholders (1)	855,667	$11.57	568,666

(1)	The Company has no equity compensation plans that have not been approved by the stockholders.
     The Company may periodically grant additional cash bonuses, new stock option grants and/or restricted stock awards to provide continuing incentive for future performance. In making the decision to make additional grants and/or awards, the independent directors and the Chairman and Chief Executive Officer would consider factors such as the size of previous grants/awards and the number of stock options and shares of stock already held and the degree to which increasing that ownership stake would provide the additional incentives for future performance, the likelihood that the grants/awards would encourage the executive officer to remain with the Company and the value of the executive’s service to the Company.
The Independent Directors of the Board of Directors
B.A. Berilgen
Jay D. Brehmer
Charles M. Reimer
Steven L. Schoonover
Darrell W. Williams
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT
     The following tables show the ownership of our Common Stock as of October 10, 2008 by (i) each person known by us to beneficially own 5% or more of our outstanding shares of Common Stock, (ii) each of our non-employee nominee directors, (iii) our executive officers and (iv) our executive officers and nominee directors taken together as a group. Unless otherwise indicated, each person named in the following table has the sole power to vote and dispose of the shares listed next to his name.
Our 5% Stockholders
     To the Company’s knowledge, the following stockholders beneficially owned more than 5% of our outstanding shares of Common Stock, as set forth below, as of October 10, 2008:

		Amount of Beneficial	Percent
Title Of Class	Name and Address of Beneficial Owner (1)	Ownership (2)	Of Class
Common Stock	Kenneth R. Peak	3,155,177	18.31%
Common Stock	Sellers Capital Master Fund, Ltd (3)	2,818,654	16.35%
Common Stock	Morgan Stanley Investment Management Inc. (US) (4)	1,232,884	7.15%

Directors and Executive Officers

		Amount of Beneficial	Percent
Title Of Class	Name and Address of Beneficial Owner (1)	Ownership (2)	Of Class
	Directors Who Are Not Employees
Common Stock	Jay D. Brehmer (5)	7,678	*
Common Stock	B.A. Berilgen	4,159	*
Common Stock	Charles M. Reimer (6)	254,933	1.48%
Common Stock	Steven L. Schoonover (7)	292,480	1.70%
Common Stock	Darrell W. Williams (8)	9,230	*

	Executive Officers
Common Stock	Kenneth R. Peak (9)	3,155,177	18.31%
Common Stock	Lesia Bautina (10)	176,237	1.02%
Common Stock	Sergio Castro (11)	11,333	*
Common Stock	Marc Duncan (12)	27,000	*

	Directors and Executives Combined
Common Stock	All current directors and executive officers as a group (9 persons)	3,938,227	22.85%

*	Less than 1%.

(1)	Unless otherwise noted, the address of the members of the Board and our executive officers is 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of October 10, 2008 are deemed outstanding. Applicable percentages are based on 16,749,092 shares outstanding on October 10, 2008, adjusted as required by the rules. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(3)	Sellers Capital Master Fund, Ltd.’s address is 161 N. Clark Street, Suite 4700, Chicago, IL 60601.

(4)	Morgan Stanley Investment Management Inc. (US)’s address is 522 Fifth Avenue, New York, NY 10036.

(5)	Includes options to purchase an aggregate of 1,500 shares which are currently exercisable or will be exercisable within 60 days of October 10, 2008.

(6)	Includes options to purchase an aggregate of 8,000 shares which are currently exercisable or will be exercisable within 60 days of October 10, 2008.

(7)	Includes options to purchase an aggregate of 12,000 shares which are currently exercisable or will be exercisable within 60 days of October 10, 2008.

(8)	Includes options to purchase an aggregate of 3,000 shares which are currently exercisable or will be exercisable within 60 days of October 10, 2008.

(9)	Includes options to purchase an aggregate of 320,833 shares which are currently exercisable or will be exercisable within 60 days of October 10, 2008. These are the same shares listed for Mr. Peak on the list of stockholders who beneficially own greater than 5% of the Company’s stock.

(10)	Includes options to purchase an aggregate of 113,750 shares which are currently exercisable or will be exercisable within 60 days of October 10, 2008.

(11)	Includes options to purchase an aggregate of 8,333 shares which are currently exercisable or will be exercisable within 60 days of October 10, 2008.

(12)	Includes options to purchase an aggregate of 18,750 shares which are currently exercisable or will be exercisable within 60 days of October 10, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such reports, we believe that all officers and directors of the Company were in compliance with such filing requirements during the fiscal year ended June 30, 2008. On or about September 20, 2007, Sellers Capital Master Fund, Ltd. (“Sellers”) filed a Form 3 and Form 4 with the SEC reporting purchase and sale transactions from March 6, 2007, when Sellers first acquired 10% of our Common Stock, through September 4, 2007.
Certain Relationships and Related Transactions
     Charles M. Reimer, a director of the Company, is President of Freeport LNG Development, L.P. (“Freeport LNG”), a limited partnership formed to develop a 1.5 billion cubic feet per day (“Bcf/d”) liquefied natural gas (“LNG”) receiving terminal in Freeport, Texas. On February 5, 2008, the Company sold its 10% limited partnership interest in Freeport LNG. for $68.0 million to a third party. The Company does not have any remaining interest in Freeport LNG.
     In February 2008, the Company purchased 16,000 options from Darrell W. Williams for $882,550 and 10,000 shares of Contango common stock from Jay D. Brehmer for $663,900. Both Mr. Williams and Mr. Brehmer were directors of the Company . The Company also purchased 50,000 options from Lesia Bautina, 8,333 options from Sergio Castro and 25,000 options from Marc Duncan, all executive officers of the Company, for $3,117,000, $456,982 and $1,466,000, respectively.
Related Person Transaction Policies and Procedures
     The Company has instituted policies and procedures for the review, approval and ratification of “related person” transactions as defined under SEC rules and regulations. Our Audit Committee Charter requires management to inform the Audit Committee of all related person transactions. In order to identify any such transactions, among other measures, the Company requires its directors and officers to complete questionnaires identifying transactions with any company in which the officer or director or their family members may have an interest. In addition, our Code of Ethics requires that the Audit Committee review and approve any related person transaction before it is consummated.
REPORT OF THE AUDIT COMMITTEE
     The Audit Committee is a standing committee of the Board of Directors, which met four times during the fiscal year ended June 30, 2008. The Audit Committee consists of three members, Jay D. Brehmer (Chairman), Charles M. Reimer and Steven L. Schoonover, each of which is independent as defined in Section 803(A) of the American Stock Exchange listing standards. The Board of Directors has designated Mr. Brehmer as the “audit committee financial expert” as defined by SEC rules. The Audit Committee assists, advises and reports regularly to the Board in fulfilling its oversight responsibilities related to:
•	The integrity of the Company’s financial statements

•	The Company’s compliance with legal and regulatory requirements

•	The independent auditor’s qualifications and independence

•	The performance of the Company’s outside auditors

     In meeting its responsibilities, the Audit Committee is expected to provide an open channel of communication with management, the outside auditors and the Board. The Audit Committee’s specific responsibilities are set forth in its charter, as amended. The Audit Committee Charter was amended February 16, 2006.
     The Audit Committee has reviewed and discussed Contango’s audited consolidated balance sheet as of June 30, 2008 and 2007 and consolidated statements of income, cash flows and stockholders’ equity for the three years ended June 30, 2008, 2007 and 2006 with Contango’s management. The Audit Committee has discussed with Grant Thornton LLP, Contango’s independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, (concerning the accounting methods used in the financial statements).
     The Audit Committee has also received and reviewed the written disclosures and the letter from Grant Thornton LLP required by Independent Standards Board No. 1 (concerning matters that may affect an auditor’s independence), and has discussed with Grant Thornton LLP their independence.
     Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Contango’s Annual Report on Form 10-K for the year ended June 30, 2008 for filing with the Securities and Exchange Commission.
     This report is submitted on behalf of the Audit Committee.
Jay D. Brehmer, Chairman
Charles M. Reimer
Steven L. Schoonover
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE ANNUAL
MEETING OF STOCKHOLDERS IN 2009
     Proposals of stockholders intended to be presented at next year’s annual meeting of stockholders must be received by Kenneth R. Peak at Contango Oil & Gas Company’s principal office located at 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098 no later than June 23, 2009. If the date of the annual meeting for 2009 is moved by more than 30 days from the date of this year’s Annual Meeting, then the deadline for receiving stockholder proposals shall be a reasonable time before the Company begins to print and mail the proxy statement for the 2009 annual meeting.

ADVANCE NOTICE PROCEDURES FOR NEXT YEAR’S ANNUAL MEETING
     The Company advises stockholders that, until further notice, June 23, 2009 is the date after which notice of a stockholder-sponsored proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 (i.e. a proposal to be presented at the next annual meeting of stockholders that has not been submitted for inclusion in the Company’s Proxy Statement) will be considered untimely under the SEC’s proxy rules.
OTHER PROPOSED ACTIONS
     The Board is not aware of any other business that will come before the Annual Meeting, but if any such matters are properly presented, the proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the proxies. All shares represented by duly executed proxies will be voted at the Annual Meeting.
AVAILABILITY OF CERTAIN DOCUMENTS REFERRED TO HEREIN
THIS PROXY STATEMENT REFERS TO CERTAIN DOCUMENTS OF THE COMPANY THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS ARE AVAILABLE TO ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, WITHOUT CHARGE, DIRECTED TO KENNETH R. PEAK, CONTANGO OIL & GAS COMPANY, 3700 BUFFALO SPEEDWAY, SUITE 960, HOUSTON, TEXAS 77098, TELEPHONE NUMBER (713) 960-1901. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, SUCH REQUESTS SHOULD BE MADE BY NOVEMBER 7, 2008.
By order of the Board of Directors,
Kenneth R. Peak
Chairman, Chief Executive Officer
Chief Financial Officer and Secretary

[Form of Proxy]

CONTANGO OIL & GAS COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS CALLED FOR NOVEMBER 12, 2008
     The undersigned stockholder(s) of CONTANGO OIL & GAS COMPANY, a Delaware corporation, having received the Notice of Annual Meeting of Stockholders and Proxy Statement dated October 14, 2008, hereby appoints Kenneth R. Peak as Proxy, with the power to appoint a substitute and hereby authorizes him to represent the undersigned at the Annual Meeting of Stockholders of CONTANGO OIL & GAS COMPANY to be held on Wednesday, November 12, 2008, at 9:00 a.m., Central Time, at 3700 Buffalo Speedway, Second Floor, Houston, Texas 77098, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote thereat on all matters set forth below, as described in the accompanying Proxy Statement.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE DIRECTORS NOMINATED BY THE BOARD AND FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT PUBLIC ACCOUNTANTS. THE PERSON NAMED AS PROXY WILL USE HIS DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN PROPOSAL 3. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.
IMPORTANT – PLEASE SIGN ON THE OTHER SIDE

(1) THE ELECTION OF DIRECTORS:	[ ] FOR all nominees listed below, except as indicated to the contrary below.	[ ] AUTHORITY WITHHELD to vote for all nominees listed below.

Nominees:	Kenneth R. Peak	Jay D. Brehmer	Steven L. Schoonover
	B.A. Berilgen	Charles M. Reimer
(Instruction: To vote against any nominee, write that nominee’s name in the space provided below.)

(2)	Ratification of the selection of Grant Thornton LLP independent public accountants for the fiscal year ended June 30, 2009.

	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

(3)	IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING

PLEASE MARK, SIGN, DATE AND RETURN THIS
PROXY IN THE ACCOMPANYING PREPAID
ENVELOPE.

Dated:		, 2008

Signature

Signature
(Please sign exactly as name appears hereon. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title. If signer is a corporation, please sign the full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)